Exhibit 4.17
SECOND SUPPLEMENTAL INDENTURE
THIS SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of August 23, 2024, among the entities listed in Schedule A hereto (each, a “New Guarantor”), CAESARS ENTERTAINMENT, INC., a Delaware corporation (the “Company”), the other Subsidiary Guarantors (as defined in the Indenture referred to herein), U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as trustee (in such capacity, the “Trustee”), and U.S. BANK NATIONAL ASSOCIATION, as collateral agent (in such capacity, the “Collateral Agent”).
W I T N E S S E T H :
WHEREAS, the Company has heretofore executed and delivered to the Trustee and the Collateral Agent an indenture, dated as of February 6, 2024, providing for the issuance of 6.500% Senior Secured Notes due 2032 (the “Notes”), initially in the aggregate principal amount of $1,500,000,000, by and among the Company, the Subsidiary Guarantors party thereto, the Trustee and the Collateral Agent, as supplemented by that certain supplemental indenture, dated as of March 1, 2024, by and among the Company, the Subsidiary Guarantors party thereto, the Trustee and the Collateral Agent (as further amended, supplemented or otherwise modified, the “Indenture”);
WHEREAS, Section 4.11 of the Indenture provides that under certain circumstances the Company is required to cause each New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which each New Guarantor shall unconditionally guarantee all the Company’s Obligations under the Notes and the Indenture pursuant to a Note Guarantee on the terms and conditions set forth herein; and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Collateral Agent, the Company and the Subsidiary Guarantors, if any, are authorized to execute and deliver this Supplemental Indenture without the consent of the holders.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each New Guarantor, the Company, the Subsidiary Guarantors, the Collateral Agent and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:
1.Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “holders” in this Supplemental Indenture shall refer to the term “holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.
2.Agreement to Guarantee. Each New Guarantor hereby agrees, jointly and severally with all existing guarantors (if any), to unconditionally guarantee the Company’s Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article XIII of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a guarantor under the Indenture. From and after the date hereof, all references in the Indenture to the “Guarantors” and “Subsidiary Guarantors” shall include the New Guarantors.
3.Notices. All notices or other communications to each New Guarantor shall be given at the following address: Caesars Entertainment, Inc., 100 West Liberty Street, 12th Floor, Reno, Nevada 89501, Facsimile: (775) 337-9218 Attn: Chief Financial Officer.
4.Execution and Delivery. Each New Guarantor agrees that its Note Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee.
5.Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
6.Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
7.No Recourse Against Others. No director, officer, employee, manager, incorporator or holder of any Equity Interests in any New Guarantor or any direct or indirect parent corporation, as such, shall have any liability for any obligations of any New Guarantor under the Notes or the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
8.Trustee Makes No Representation. The Trustee and the Collateral Agent make no representation as to the validity or sufficiency of this Supplemental Indenture.
9.Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
10.Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

CAESARS ENTERTAINMENT, INC.,
as Company

By: /s/ Edmund L. Quatmann, Jr.
Name: Edmund L. Quatmann, Jr.
Title:    Executive Vice President, Chief Legal Officer, and Secretary

[Signature Page to Second Supplemental Indenture – CEI 6.500% Senior Secured Notes due 2032]

AMERICAN WAGERING, INC.
AWI GAMING, INC.
AWI MANUFACTURING, INC.
AZTAR RIVERBOAT HOLDING COMPANY, LLC
BLACK HAWK HOLDINGS, L.L.C.
BRANDYWINE BOOKMAKING LLC
BW SUB CO.
CAESARS CONVENTION CENTER OWNER, LLC
CAESARS DUBAI, LLC
CAESARS GROWTH PARTNERS, LLC
CAESARS HOLDINGS, INC.
CAESARS HOSPITALITY, LLC
CAESARS INTERNATIONAL HOSPITALITY, LLC
CAESARS PARLAY HOLDING, LLC
CCR NEWCO, LLC
CCSC/BLACKHAWK, INC.
CIE GROWTH, LLC
CIRCUS AND ELDORADO JOINT VENTURE, LLC
COMPUTERIZED BOOKMAKING SYSTEMS, INC.
CRS ANNEX, LLC
DIGITAL HOLDCO LLC
EASTSIDE CONVENTION CENTER, LLC
ELDO FIT, LLC
ELDORADO HOLDCO LLC
ELDORADO LIMITED LIABILITY COMPANY
ELDORADO SHREVEPORT #1, LLC
ELDORADO SHREVEPORT #2, LLC
ELGIN HOLDINGS I LLC
ELGIN HOLDINGS II LLC
ELGIN RIVERBOAT RESORT–RIVERBOAT CASINO
GB INVESTOR, LLC,
as a Subsidiary Guarantor

By: /s/ Bret Yunker
Name: Bret Yunker
Title: Chief Financial Officer

[Signature Page to Second Supplemental Indenture – CEI 6.500% Senior Secured Notes due 2032]

IC HOLDINGS COLORADO, INC.
IOC - BLACK HAWK DISTRIBUTION COMPANY, LLC
IOC - BOONVILLE, INC.
IOC - LULA, INC.
IOC BLACK HAWK COUNTY, INC.
IOC HOLDINGS, L.L.C.
IOC-VICKSBURG, INC.
IOC-VICKSBURG, L.L.C.
ISLE OF CAPRI BETTENDORF, L.C.
ISLE OF CAPRI BLACK HAWK, L.L.C.
ISLE OF CAPRI CASINOS LLC
LIGHTHOUSE POINT, LLC
MTR GAMING GROUP, INC.
NEW JAZZ ENTERPRISES, L.L.C.
OLD PID, INC.
POMPANO PARK HOLDINGS, L.L.C.
PPI DEVELOPMENT HOLDINGS LLC
PPI DEVELOPMENT LLC
PPI, INC.
ROMULUS RISK AND INSURANCE COMPANY, INC.
SCIOTO DOWNS, INC.
ST. CHARLES GAMING COMPANY, L.L.C.
TEI (ES), LLC
TEI (ST. LOUIS RE), LLC
TEI (STLH), LLC
TROPICANA ENTERTAINMENT INC.
TROPICANA LAUGHLIN, LLC
TROPICANA ST. LOUIS LLC
VEGAS DEVELOPMENT LAND OWNER LLC
WH NV III, LLC
WILLIAM HILL DFSB, INC.
WILLIAM HILL NEVADA I
WILLIAM HILL NEVADA II
WILLIAM HILL NEW JERSEY, INC.
WILLIAM HILL U.S. HOLDCO, INC.,
as a Subsidiary Guarantor

By: /s/ Bret Yunker
Name: Bret Yunker
Title: Chief Financial Officer

[Signature Page to Second Supplemental Indenture – CEI 6.500% Senior Secured Notes due 2032]

CAESARS INTERACTIVE ENTERTAINMENT NEW JERSEY, LLC
TROPICANA ATLANTIC CITY CORP.
BALLY’S PARK PLACE LLC
BOARDWALK REGENCY LLC
HARRAH’S ATLANTIC CITY OPERATING COMPANY,
LLC
as a Subsidiary Guarantor

By: /s/ Edmund L. Quatmann, Jr.
Name:    Edmund L. Quatmann, Jr.
Title: Secretary

[Signature Page to Second Supplemental Indenture – CEI 6.500% Senior Secured Notes due 2032]

3535 LV CORP.
3535 LV NEWCO, LLC
AC CONFERENCE NEWCO., LLC
BENCO LLC
BL DEVELOPMENT LLC
BV MANAGER, LLC
CAESARS GROWTH BALLY’S LV, LLC
CAESARS GROWTH CROMWELL, LLC
CAESARS GROWTH HARRAH’S NEW ORLEANS, LLC
CAESARS GROWTH PH FEE, LLC
CAESARS GROWTH PH, LLC
CAESARS GROWTH QUAD, LLC
CAESARS NEVADA NEWCO LLC
CAESARS NEW JERSEY LLC
CAESARS OCTAVIUS, LLC
CAESARS PALACE LLC
CAESARS PALACE REALTY LLC
CAESARS RESORT COLLECTION, LLC
CAESARS TREX, INC.
CAESARS WORLD LLC
CAESARS WORLD MARKETING LLC
CALIFORNIA CLEARING CORPORATION
CASINO COMPUTER PROGRAMMING, INC.
CENTAUR ACQUISITION, LLC
CENTAUR COLORADO, LLC
CENTAUR HOLDINGS, LLC
CEOC, LLC
CHESTER DOWNS AND MARINA, LLC
CHESTER FACILITY HOLDING COMPANY, LLC
CORNER INVESTMENT COMPANY, LLC
CRC FINCO, INC.
DESERT PALACE LLC
FLAMINGO LAS VEGAS OPERATING COMPANY, LLC
GRAND CASINOS OF BILOXI, LLC
GRAND CASINOS, INC.,
as a New Guarantor

By: /s/ Edmund L. Quatmann, Jr.__________
Name: Edmund L. Quatmann, Jr.
Title: Executive Vice President, Chief Legal Officer and Secretary

[Signature Page to Second Supplemental Indenture – CEI 6.500% Senior Secured Notes due 2032]

HARRAH SOUTH SHORE CORPORATION
HARRAH’S ARIZONA CORPORATION
HARRAH’S ATLANTIC CITY PROPCO, LLC
HARRAH’S CHESTER DOWNS INVESTMENT COMPANY, LLC
HARRAH’S CHESTER DOWNS MANAGEMENT COMPANY, LLC
HARRAH’S ILLINOIS LLC
HARRAH’S INTERACTIVE INVESTMENT COMPANY
HARRAH’S IOWA ARENA MANAGEMENT, LLC
HARRAH’S LAS VEGAS, LLC
HARRAH’S LAUGHLIN, LLC
HARRAH’S MANAGEMENT COMPANY
HARRAH’S NC CASINO COMPANY, LLC
HARRAH’S NEBRASKA, LLC
HARRAH’S NEW ORLEANS MANAGEMENT COMPANY LLC
HARRAH’S NORTH KANSAS CITY LLC
HARRAH’S OKLAHOMA, LLC
HARRAH’S SHREVEPORT/BOSSIER CITY INVESTMENT COMPANY, LLC
HARVEYS BR MANAGEMENT COMPANY, INC.
HARVEYS IOWA MANAGEMENT COMPANY LLC
HARVEYS TAHOE MANAGEMENT COMPANY LLC
HBR REALTY COMPANY LLC
HCAL, LLC
HOLE IN THE WALL, LLC
HOOSIER PARK, LLC
HORSESHOE ENTERTAINMENT
HORSESHOE GAMING HOLDING, LLC
HORSESHOE GP, LLC
HORSESHOE HAMMOND, LLC
HP DINING & ENTERTAINMENT II, LLC
HP DINING & ENTERTAINMENT, LLC
HTM HOLDING LLC
as a New Guarantor

By: /s/ Edmund L. Quatmann, Jr.__________
Name: Edmund L. Quatmann, Jr.
Title: Executive Vice President, Chief Legal Officer and
Secretary

[Signature Page to Second Supplemental Indenture – CEI 6.500% Senior Secured Notes due 2032]

JAZZ CASINO COMPANY, L.L.C.
JCC FULTON DEVELOPMENT, L.L.C.
JCC HOLDING COMPANY II LLC
LAUNDRY NEWCO, LLC
LINQCUP, LLC
NEW CENTAUR, LLC
NEW GAMING CAPITAL PARTNERSHIP, A NEVADA LIMITED PARTNERSHIP
NEW ROBINSON PROPERTY GROUP LLC
OS HOLDCO, LLC
PARBALL LLC
PARBALL NEWCO, LLC
PARIS LAS VEGAS OPERATING COMPANY, LLC
PHW MANAGER, LLC
PHWCUP, LLC
PHWLV, LLC
PIER AT CAESARS LLC
PLAYERS HOLDING, LLC
PLAYERS INTERNATIONAL, LLC
RIO PROPERTIES, LLC
ROBINSON PROPERTY GROUP LLC
ROMAN HOLDING COMPANY OF INDIANA LLC
SHOWBOAT ATLANTIC CITY OPERATING COMPANY, LLC
SOUTHERN ILLINOIS RIVERBOAT/CASINO CRUISES LLC
TUNICA ROADHOUSE LLC
as a New Guarantor

By:/s/ Edmund L. Quatmann, Jr._____________
Name: Edmund L. Quatmann, Jr.
Title: Executive Vice President, Chief Legal Officer and Secretary

IPB SERVICES, LLC,
as a New Guarantor

By: CEOC, LLC, its sole member
By: /s/ Edmund L. Quatmann, Jr.
Name: Edmund L. Quatmann, Jr.
Title: Secretary

[Signature Page to Second Supplemental Indenture – CEI 6.500% Senior Secured Notes due 2032]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By: /s/ Laurel Casasanta
Name:     Laurel Casasanta
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION,
as Collateral Agent

By: /s/ Laurel Casasanta
Name:     Laurel Casasanta
Title: Vice President
[Signature Page to Second Supplemental Indenture – CEI 6.500% Senior Secured Notes due 2032]

SCHEDULE A

New Guarantors

Legal Name	Jurisdiction of Organization
3535 LV Corp.	Nevada
3535 LV NewCo, LLC	Delaware
AC Conference NewCo., LLC	Delaware
Bally’s Park Place LLC	New Jersey
Benco LLC	Nevada
BL Development LLC	Minnesota
Boardwalk Regency LLC	New Jersey
BV Manager, LLC	Delaware
Caesars Growth Bally’s LV, LLC	Delaware
Caesars Growth Cromwell, LLC	Delaware
Caesars Growth Harrah’s New Orleans, LLC	Delaware
Caesars Growth PH Fee, LLC	Delaware
Caesars Growth PH, LLC	Delaware
Caesars Growth Quad, LLC	Delaware
Caesars Nevada Newco LLC	Nevada
Caesars New Jersey LLC	New Jersey
CAESARS OCTAVIUS, LLC	Delaware
Caesars Palace LLC	Delaware
Caesars Palace Realty LLC	Nevada
Caesars Resort Collection, LLC	Delaware
CAESARS TREX, INC.	Delaware
Caesars World LLC	Florida
Caesars World Marketing LLC	New Jersey
CALIFORNIA CLEARING CORPORATION	California
Casino Computer Programming, Inc.	Indiana
CENTAUR ACQUISITION, LLC	Indiana
Centaur Colorado, LLC	Delaware
Centaur Holdings, LLC	Delaware
CEOC, LLC	Delaware
Chester Downs and Marina, LLC	Pennsylvania
Chester Facility Holding Company, LLC	Delaware
Corner Investment Company, LLC	Nevada
CRC Finco, Inc.	Delaware
Desert Palace LLC	Nevada
Flamingo Las Vegas Operating Company, LLC	Nevada
Grand Casinos of Biloxi, LLC	Minnesota
Grand Casinos, Inc.	Minnesota
HARRAH SOUTH SHORE CORPORATION	California
HARRAH’S ARIZONA CORPORATION	Nevada
Harrah’s Atlantic City Operating Company, LLC	New Jersey

Harrah’s Atlantic City Propco, LLC	Delaware
Harrah’s Chester Downs Investment Company, LLC	Delaware
Harrah’s Chester Downs Management Company, LLC	Nevada
Harrah’s Illinois LLC	Nevada
HARRAH’S INTERACTIVE INVESTMENT COMPANY	Nevada
Harrah’s Iowa Arena Management, LLC	Delaware
Harrah’s Las Vegas, LLC	Nevada
Harrah’s Laughlin, LLC	Nevada
Harrah’s Management Company	Nevada
HARRAH’S NC Casino Company, LLC	North Carolina
Harrah’s Nebraska, LLC	Delaware
Harrah’s New Orleans Management Company LLC	Nevada
Harrah’s North Kansas City LLC	Missouri
Harrah’s Oklahoma, LLC	Delaware
Harrah’s Shreveport/Bossier City Investment Company, LLC	Delaware
HARVEYS BR MANAGEMENT COMPANY, INC.	Nevada
Harveys Iowa Management Company LLC	Nevada
Harveys Tahoe Management Company LLC	Nevada
HBR Realty Company LLC	Nevada
HCAL, LLC	Nevada
Hole in the Wall, LLC	Nevada
Hoosier Park, LLC	Indiana
HORSESHOE ENTERTAINMENT	Louisiana
Horseshoe Gaming Holding, LLC	Delaware
Horseshoe GP, LLC	Nevada
Horseshoe Hammond, LLC	Indiana
HP DINING & ENTERTAINMENT II, LLC	Indiana
HP Dining & Entertainment, LLC	Indiana
HTM Holding LLC	Nevada
IPB Services, LLC	Delaware
Jazz Casino Company, L.L.C.	Louisiana
JCC Fulton Development, L.L.C.	Louisiana
JCC Holding Company II LLC	Delaware
Laundry NewCo, LLC	Delaware
LINQCUP, LLC	Delaware
New Centaur, LLC	Delaware
New Gaming Capital Partnership, a Nevada Limited Partnership	Nevada
New Robinson Property Group LLC	Delaware
OS Holdco, LLC	Nevada
Parball LLC	Nevada
A-2

Parball NewCo, LLC	Delaware
Paris Las Vegas Operating Company, LLC	Nevada
PHW Manager, LLC	Nevada
PHWCUP, LLC	Delaware
PHWLV, LLC	Nevada
Pier at Caesars LLC	New Jersey
Players Holding, LLC	Nevada
Players International, LLC	Nevada
Rio Properties, LLC	Nevada
Robinson Property Group LLC	Mississippi
Roman Holding Company of Indiana LLC	Indiana
Showboat Atlantic City Operating Company, LLC	New Jersey
Southern Illinois Riverboat/Casino Cruises LLC	Illinois
Tunica Roadhouse LLC	Delaware

A-3